Exhibit 10.16
                                                                   -------------

                                ESCROW AGREEMENT
                                ----------------


THIS ESCROW AGREEMENT (the "Agreement") is entered into as of this 30th day of September, 1999, by and among SI HANDLING SYSTEMS, INC., a Pennsylvania corporation (the "Buyer"), the stockholders of ERMANCO INCORPORATED, a Michigan corporation (the "Sellers"), and First Union National Bank (together with any replacement therefor as provided in Section 9 hereof, the "Escrow Holder").

                                   Background
                                   ----------

         A. The Buyer and the Sellers are parties to that certain Stock Purchase Agreement dated August 6, 1999 (the "Stock Purchase Agreement"). All terms used herein which are defined in the Stock Purchase Agreement and not in this Agreement shall have the meanings set forth in the Stock Purchase Agreement.

         B. Pursuant to the terms of the Stock Purchase Agreement, the parties have agreed to enter into and execute this Escrow Agreement on the Closing Date.

         C. The Buyer and the Sellers have agreed that Seven Hundred Fifty Thousand Dollars ($750,000) of the Purchase Price shall be deposited with the Escrow Holder for a period of eighteen (18) months commencing on the Closing Date and continuing through the date eighteen (18) months following the Closing Date (the "Escrow Period") to provide funds to pay or reimburse the Buyer for any Losses for which the Sellers have agreed to indemnify the Buyer pursuant to the Stock Purchase Agreement (any such amounts referred to collectively herein as "Post Closing Claims Expenses").

         D. The Buyer and the Sellers have further agreed that the sum of $ 615,000 , representing an adjustment to the Purchase Price based on the Preliminary Closing Balance Sheet pursuant to Section 1.2(c) of the Stock Purchase Agreement, shall be deposited with the Escrow Holder until a definitive Closing Balance Sheet is determined pursuant to Section 1.2(d)(iii) of the Stock Purchase Agreement.

         E. The respective portion of the amount placed in escrow hereunder by each Seller shall be equal to the amount set forth opposite the name of such Seller on Schedule A attached hereto.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and in the Stock Purchase Agreement and as a condition to the Buyer's obligation to consummate the transactions contemplated in the Stock Purchase Agreement, the parties, each intending to be legally bound, hereby agree as follows:

                  1. Sellers' Representative. Each of the Sellers hereby appoints Lee F. Schomberg and, in the event of his death, incapacity or resignation, Thomas C. Hubbell, as its agent (the "Sellers' Representative") and collectively authorize the Sellers' Representative to represent and act for each of them in all matters pertaining to this Escrow Agreement. The Buyer and the Escrow Holder shall be entitled to rely upon any statements or other communications by the Sellers' Representative on behalf of each of the Sellers without the necessity of determining the validity of the actions taken. Actions taken (or failures to act) by the Sellers' Representative shall be deemed binding and conclusive on the Sellers.

                  2.       Appointment of Escrow Holder.

     (a) The Buyer and the Sellers appoint the Escrow Holder as their agent and custodian to hold, invest and disburse the Escrowed Funds, as defined below, in accordance with the terms of this Escrow Agreement.

     (b) The Buyer and the Sellers acknowledge and agree that this Escrow Agreement shall be subject to the terms of the Stock Purchase Agreement. Notwithstanding the foregoing, the duties and obligations of the Escrow Holder will be determined solely by this Escrow Agreement and any subsequent amendments or supplemental instructions agreed to in writing as provided below. Except as otherwise expressly provided herein, the Escrow Holder shall not refer to, and shall not be bound by, the provisions of any other agreement.

     (c) The Escrow Holder hereby accepts its appointment and agrees to act as the Escrow Holder according to the terms and conditions of this Escrow Agreement. The Escrow Holder represents that it has the legal power and authority to enter into this Escrow Agreement and perform its duties and obligations hereunder. The Escrow Holder further agrees that all property held by the Escrow Holder hereunder shall be segregated from all other property held by the Escrow Holder and identified as being held in connection with this Escrow Agreement. Such segregation may be accomplished by appropriate identification on the books and records of the Escrow Holder. The Escrow Holder agrees that its documents and records with respect to the transactions contemplated hereby will be available for examination by authorized representatives of the Buyer and the Sellers' Representative during the Escrow Holder's regular business hours. (d) The Escrow Holder shall not in any way be bound or affected by any modification or cancellation of this Escrow Agreement unless notice thereof is jointly given, in writing, to the Escrow Holder by the Sellers' Representative and the Buyer. The obligations of the Escrow Holder shall not be modified unless the Escrow Holder has consented to the modification in writing, which consent shall not be unreasonably withheld. (e) Upon termination of this Escrow Agreement, the Escrow Holder may request from any and all of the parties hereto such additional assurances, certificates, satisfactions, releases and/or other documents as it may reasonably deem appropriate to evidence the termination of this Escrow Agreement.
                  3. Establishment of Escrow Fund. On the Effective Date, the Buyer shall deliver (i) Seven Hundred Fifty Thousand Dollars ($750,000) in immediately available funds (the "Claims Expense Escrow") and (ii) $ 615,000 in immediately available funds (the "Purchase Price Adjustment Escrow") to the Escrow Holder which shall be invested and reinvested as provided below. The Escrow Holder shall deposit, upon receipt, the Initial Escrow into an interest bearing account (the "Account"); the Escrow Holder shall be the sole signatory on the Account. The Claims Expense Escrow and the Purchase Price Adjustment Escrow, together with all interest and profits earned thereon or in connection therewith, less the amount of the distributions made hereunder from time to time, shall be referred to herein as the "Escrowed Funds."

                  4.       Distribution of the Escrowed Funds.

(a)      Purchase Price Adjustment Escrow.

(i) Upon  determination  of the  adjustments  to the Purchase  Price pursuant to
Section 1.2(d) of the Stock Purchase Agreement, the Sellers' Representative shall provide written notice (the "Notice") to the Escrow Holder and the Buyer as to the allocation of the distribution of the Purchase Price Adjustment Escrow to each of the Sellers and/or the Buyer as a result of such adjustments. The Escrow Holder shall distribute the Purchase Price Adjustment Escrow to the Sellers and/or the Buyer in accordance with the amounts set forth in the Notice either (1) immediately upon receipt of Buyer's written confirmation that it concurs with the allocation of the Purchase Price Adjustment Escrow set forth in the Notice or (ii) on the thirtieth (30th) day following the Escrow Holder's receipt of the Notice, unless the Buyer has notified the Escrow Holder and the Seller in writing within twenty (20) days following the Buyer's receipt of the Notice that the Buyer disputes such allocation (a "Notice of Objection"). The Notice of Objection shall set forth in reasonable detail the basis for the Buyer's dispute with such allocation.

(ii) If the Escrow Holder receives a Notice of Objection, then the Escrow Holder shall pay to the Sellers and the Buyer that portion of the amounts set forth in the Notice, if any, not disputed by the Notice of Objection and shall not pay the disputed portion of such amounts until it receives (1) joint written instructions from the Buyer and the Sellers' Representative as to their agreed disposition of the disputed portion of such amounts or (2) a final court or arbitration order disposing of the disputed portion of such amounts (either of (1) or (2) is referred to herein for purposes of this Section 4(a) as a "Disposition Document"). Upon receipt of a Disposition Document as to any amounts set forth in the Notice, the Escrow Holder shall pay such amounts allowed to the Sellers and the Buyer by the Disposition Document.

(iii) Any interest earned on the Purchase Price Adjustment Escrow funds from the date hereof until the date of the final distribution of any Purchase Price Adjustment Escrow amount, shall be distributed on the date of such final distribution pro rata to each Seller and the Buyer in proportion to their respective share of all distributions of the Purchase Price Adjustment Escrow.

(iv) Nothing set forth in this Agreement is intended to limit the amounts due and payable to the Sellers or the Buyer pursuant to the Post Closing Adjustments set forth in Section 1.2(d) of the Stock Purchase Agreement; provided that, in the event the amounts due and payable pursuant to such Post Closing Adjustments exceed the amount of the Purchase Price Adjustment Escrow, such excess may be recovered pursuant to the provisions of such Section 1.2(d), and shall not be paid out of the remaining Escrowed Funds.

(b)      Claims Expense Escrow.

(i) In the event the Buyer incurs any Post Closing Claims Expenses during the Escrow Period, as reasonably evidenced by supporting documentation delivered by the Buyer to the Escrow Holder and to the Sellers' Representative (the "Claim"), then, subject to Section 4(b)(ii) hereof, the Escrow Holder shall pay an amount equal to the aggregate amount of the Post Closing Claims Expenses reflected in such Claim to the Buyer from the Escrowed Funds on the thirtieth (30th) day following its receipt of such Claim. The Buyer may file a separate Claim each time it incurs a Post Closing Claims Expense or may assert two or more Post Closing Claims Expenses in a single Claim.

(ii) In the event the Sellers' Representative disputes a Claim against the Escrowed Funds received from the Buyer, then the Sellers' Representative shall, within twenty (20) days following his receipt of the Claim, give written notice of his dispute with the Buyer's Claim (a "Notice of Objection") to the Escrow Holder and the Buyer. The Notice of Objection shall set forth in reasonable detail the basis for the Sellers' Representative's dispute with the Claim. If the Escrow Holder receives a Notice of Objection, then the Escrow Holder shall pay to the Buyer that portion of the Claim, if any, not disputed by the Notice of Objection and shall not pay the disputed portion of such Claim until it receives (i) joint written instructions from the Buyer and the Sellers' Representative as to their agreed disposition of the disputed portion of such Claim or (ii) a final court or arbitration order disposing of the disputed portion of such Claim (either of (i) or (ii) is referred to herein as a "Disposition Document"). Upon receipt of a Disposition Document as to any Claim, the Escrow Holder shall pay the amount, if any, of the disputed portion of the Claim allowed to the Buyer by the Disposition Document, plus any interest or profits earned thereon from the date of the Notice of Objection until the date of payment to the Buyer.

(iii) Promptly following termination of the Escrow Period, the Escrow Holder shall deliver to the Sellers any remaining Escrowed Funds other than (i) amounts stated in a Claim recorded prior to such date for which a Notice of Objection has not been received and (ii) amounts in controversy subject to a Notice of Objection which shall only be released by the Escrow Holder in accordance with the procedures described in Section 4(b)(ii) hereof. Any amount stated in a Claim for which a Notice of Objection has not been received within twenty (20) days following receipt of such Claim shall be paid to the Buyer. In the event that amounts in controversy are retained in the Account following termination of the Escrow Period, then promptly following receipt of a Disposition Document with respect to such controversy, the Escrow Holder shall deliver to the Buyer the amount to which the Buyer is entitled to receive pursuant to such Disposition Document and shall deliver to the Sellers any remaining Escrowed Funds other than any remaining amounts in controversy. All distributions of Escrowed Funds to the Sellers shall be made pro rata in proportion to their respective contributions as shown on Schedule A attached hereto.

(iv) Except for any amounts distributed to the Buyer pursuant to a Claim after first exhausting the entire amount of the Initial Escrow, interest earned on and profits arising from the Escrowed Funds (collectively, "Escrow Interest") shall be disbursed to the Sellers upon the termination of this Escrow Agreement.

(v) The parties hereto agree that amounts paid to the Buyer hereunder shall be treated as adjustments to the Purchase Price.

(vi) No provision in this Escrow Agreement shall limit the amount that the Buyer can assert as a Claim for indemnification for any Post Closing Claims Expense.

                  5.       Investment of Escrowed Funds.

     (a) The Escrow Holder shall invest and reinvest the Escrowed Funds in a "First Union High Performance Money Market Account." The Escrow Holder shall have the right to liquidate any investments of Escrowed Funds to provide funds necessary to make required payments under this Agreement. The Escrowed Funds shall remain invested as provided herein until distributed and paid pursuant to the terms and conditions of this Escrow Agreement. The Escrow Holder will provide to both the Buyer and the Sellers' Representative the number and branch location of the Account promptly after the Account is established, and, thereafter, a monthly report regarding the activity and balances of the Account and the investment of the Escrowed Funds.

     (b) All investments of the Escrowed Funds shall be held by, or registered in the name of, the Escrow Holder or its nominee.

     (c) The Sellers shall be deemed to be the owner of the Escrowed Funds for tax purposes in proportion to their respective contributions as set forth on Schedule A attached hereto. Escrow Interest for each taxable period shall be deemed to be earned by the Sellers. Each Seller represents that its social security number is as set forth on Schedule B attached hereto. All Escrow
Interest earned under this Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid. The Escrow Holder agrees to keep the social security number of each Seller confidential and shall not use such number for any purpose other than as provided in this Agreement. Neither the Buyer nor the Escrow Holder shall have any responsibility for the payment of taxes arising from or related to the Escrowed Funds.

     (d) The Escrow Holder shall not be required to institute or defend any action involving any matters referred to herein or which affect it or its duties or liabilities hereunder, unless or until requested to do so by any party to this Escrow Agreement and then only upon receiving full indemnity, in a character reasonably satisfactory to the Escrow Holder, against any and all claims, liabilities and expenses, including the reasonable fees of its outside counsel, in relation thereto.

                  6. Compensation of Escrow Holder. The Escrow Holder shall not charge or impose any fee for serving as the Escrow Holder hereunder or for performing the services set forth herein. The provisions of this Section shall survive the termination of this Escrow Agreement.

                  7. Liability of Escrow Holder. Unless otherwise expressly provided in this Escrow Agreement, the Escrow Holder shall:

     (a) not be held liable for any action or failure to act under or in connection with this Escrow Agreement, except for its own gross negligence, willful misconduct, bad faith or fraud;

     (b) have no liability for investment losses suffered by the Escrowed Funds so long as the investments were made in accordance with the terms of this Agreement;

     (c) have no responsibility to inquire into or determine the genuineness, authenticity or sufficiency of any securities, checks, notices or other documents or instruments submitted to it in connection with its duties pursuant to this Escrow Agreement or to confirm the identity, authority or rights of any person or legal entity executing or delivering or purporting to execute or deliver this Escrow Agreement;

     (d) be entitled to deem (unless it has actual knowledge to the contrary) the signatories of any documents or instruments submitted to it pursuant to this Escrow Agreement as being those of persons authorized to sign such documents or instruments on behalf of the other parties to this Escrow Agreement and shall be entitled to rely (unless it has actual knowledge to the contrary) upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

     (e) be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any facts stated therein, the propriety or validity of the service thereof, or the jurisdiction issuing any judgment;

     (f) be entitled to refrain from taking any action contemplated by this Escrow Agreement in the event that it becomes aware of any disagreement between the other parties hereto as to any material facts or as to the happening of any contemplated event precedent to such action;

     (g) have no duties or responsibilities except those expressly set forth herein; and

     (h) be entitled, if a dispute between the parties arises or if the Escrow Holder shall be uncertain as to its rights or duties under this Escrow Agreement, to pay the Escrowed Funds into a court of competent jurisdiction, in which case the Escrow Holder shall have no further obligation under this Escrow Agreement.

The Escrow Holder may act in reliance upon advice of its outside counsel in reference to any matter connected herewith, and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind except as such act or omission constitutes willful misconduct, bad faith, gross negligence or fraud.

                  8. Indemnification of Escrow Holder. The Escrow Holder shall not be liable, responsible or accountable in damages or otherwise to the Buyer or the Sellers or any of their respective affiliates for any conflicts, acts or omissions arising, performed or omitted to be performed by it within the scope of the authority confirmed upon the Escrow Holder by this Escrow Agreement, provided that the Escrow Holder's conduct or omission to act was taken in good faith and, provided further, that the Escrow Holder shall not be guilty of fraud, willful misconduct or gross negligence. Except with respect to claims based upon the Escrow Holder's bad faith, gross negligence, fraud or willful misconduct, the Buyer and the Sellers shall severally indemnify and hold harmless the Escrow Holder from any claim of any of them or any third party, arising out of or relating to this Escrow Agreement, such indemnification to include all costs and expenses incurred by the Escrow Holder, including, but not limited to, the reasonable fees of its outside counsel. The provisions of this Section shall survive the termination of this Escrow Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Holder be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Holder has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  9.       Replacement of Escrow Holder.

     (a) The Escrow Holder may resign effective thirty (30) days after it gives written notice thereof to the Buyer and the Sellers' Representative. Similarly, the Escrow Holder may be removed and replaced following thirty (30) days joint written notice from the Buyer and the Sellers' Representative to the Escrow
Holder. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow holder has acknowledged its appointment as such in writing. In either event, upon the effective date of such resignation or removal, the Escrow Holder shall deliver the Escrowed Funds to the successor escrow holder appointed by the Buyer and the Sellers' Representative in writing. If the Buyer and the Sellers' Representative cannot agree upon a successor escrow holder, or fail to appoint a successor escrow holder within thirty (30) days following the date of the notice of such resignation or removal, the then-acting Escrow Holder may petition any court of competent jurisdiction for the appointment of a successor escrow holder, or other appropriate relief, and tender the Escrowed Funds into the registry of the court. Any such resulting appointment shall be binding upon all of the parties to this Escrow Agreement. The Escrow Holder shall have the right to withhold from the Escrowed Funds an amount equal to the amount due and owing to the Escrow Holder in connection with the termination of the Escrow Agreement.

     (b) Upon acknowledgment by any successor escrow holder, appointed in accordance with Section 9(a) hereof, of the receipt of the Escrowed Funds and its written acceptance to serve as the Escrow Holder in accordance with this Escrow Agreement, the then-acting Escrow Holder shall be fully released from and relieved of all duties, responsibilities and obligations under this Escrow Agreement.

                  10. Notices. All notices and other communications hereunder shall be in writing and shall be hand delivered, or sent by U.S. certified mail, postage prepaid, return receipt requested; by an overnight express courier service that provides written confirmation of delivery; or by facsimile with written confirmation by the sending machine or with telephone confirmation of receipt (provided that a confirming copy is sent by an overnight express courier service that provides written confirmation of delivery), addressed as follows:

              If to the Sellers'
              Representative:       Lee F. Schomberg c/o Ermanco Incorporated
                                    6870 Grand Haven Road
                                    Spring Lake, Michigan  49456
                                    Telecopier No.:    231-798-8322

              With a copy to:       Nantz, Litowich, Smith & Girard
                                    600 Weyhill Building
                                    2025 East Beltline, S.E.
                                    Grand Rapids, Michigan 49546-7671
                                    Telecopier No.:  (616) 977-0529
                                    Attention:  Mark R. Smith, Esquire

              If to the Buyer:      SI Handling Systems, Inc.
                                    600 Kuebler Road
                                    Easton, Pennsylvania 18040
                                    Telecopier No.: (610) 250-9677
                                    Attention:  President

              With a copy to:       Pepper Hamilton LLP
                                    1235 Westlakes Drive, Suite 400
                                    Berwyn, Pennsylvania 19312-2401
                                    Telecopier No.: (610) 640-7835
                                    Attention: Jeffrey P. Libson, Esq.

              If to Escrow Holder:  First Union National Bank
                                    PA2109
                                    702 Hamilton Mall
                                    Allentown Mall
                                    Telecopier No.:  (610) 821-2287
                                    Attention:  Peter Gray


Any such notice or communication shall be effective upon the earlier of actual receipt or deemed delivery. Delivery shall be deemed to have occurred as follows: if hand delivered, on the day so delivered; if mailed, three business day after the date so mailed; if telecopied, upon written confirmation by the sending machine of effective transmission or upon telephone confirmation of receipt; and if sent by overnight express courier service, the next business day. Any party may at any time change its address for such notices or communication from time to time by giving notice in accordance with this Section.

                  11.      Miscellaneous.

     (a) This Escrow Agreement shall automatically terminate on the date when all of the Escrowed Funds held by the Escrow Holder have been distributed in accordance with the provisions of Section 4 hereof.

     (b) This Escrow Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles of any jurisdiction.

     (c) The parties hereto agree to execute and deliver any and all documents and to take such further action as shall be reasonably required to effectuate the provisions of this Escrow Agreement.

     (d) This Escrow Agreement contains the entire understanding of the parties hereto with respect to the subject matter herein contained. This Escrow Agreement may only be amended by a writing signed by the Buyer and the Sellers' Representative.

     (e) Neither the Sellers nor the Buyer shall have any right, title or interest in or to the Escrowed Funds until (and then only to the extent that) the Escrowed Funds are distributed to such party. The parties hereto intend that, in the event of the filing of any petition in bankruptcy by or against any Seller or the Buyer, the bankruptcy estate of any Seller or the Buyer, as the case may be, shall have no right, title or interest in or to the Escrowed Funds until (and then only to extent that) the same is actually received by such Seller or the Buyer.

     (f) This Escrow Agreement shall not be assigned by any party without the written consent of the other parties and any attempted assignment without such written consent shall be null and void and without legal effect, except that the Buyer may assign its benefits under this Escrow Agreement to any of its affiliates without the consent of the other parties hereto. This Escrow Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, legal representatives, successors and, provided any consent required by this Section is duly obtained, assigns. Nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, in or with respect to this Escrow Agreement or any property held hereunder.

     (g) This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.


                         [three signature pages follow]

                  IN WITNESS WHEREOF, this Escrow Agreement has been duly executed by the parties hereto as of the day and year first above written.


                                   SI HANDLING SYSTEMS, INC.


                                   By: /s/ William Johnson
                                       William Johnson, President & CEO


                                   SELLERS:


                                   /s/ Steven Shulman
                                   Steven Shulman


                                   /s/ Leon C. Kirschner
                                   Leon C. Kirschner


                                   /s/ Thomas C. Hubbell
                                   Thomas C. Hubbell


                                   /s/ Lee F. Schomberg
                                   Lee F. Schomberg


                                   /s/ Guy G. Hollister
                                   Guy G. Hollister


                                   /s/ Wilton W. Wyman, Jr.
                                   Wilton W. Wyman, Jr.


                     [signatures continue on following page]

                                   /s/ Gordon A. Hellberg
                                   Gordon A. Hellberg


                                   /s/ Andrew Knaut
                                   Andrew Knaut


                                   /s/ Thomas L. Bergy
                                   Thomas L. Bergy


                                   /s/ Donald H. Kloosterhouse
                                   Donald H. Kloosterhouse


                                   /s/ Robert R. Nezbeth
                                   Robert R. Nezbeth


                                   /s/ James J. Bronsema
                                   James J. Bronsema


                                   /s/ John R. Planteroth
                                   John R. Planteroth


                                   /s/ William C. Pipp
                                   William C. Pipp


                     [signatures continue on following page]

                                   ESCROW HOLDER:

                                   FIRST UNION NATIONAL BANK


                                   By: /s/ Peter A. Gray
                                   Name: Peter A. Gray
                                   Title:  Vice President

                                   SCHEDULE A

                     Sellers' Contribution to Escrowed Funds

                                     Claims Expense           Purchase Price
Seller                               Escrow                   Adjustment Escrow
------                               --------------           -----------------


Steven Shulman                        $345,715.20                $283,486.49

Leon C. Kirschner                      250,345.50                 205,283.34

Thomas C. Hubbell                       44,056.65                  36,126.48

Lee F. Schomberg                        43,020.00                  35,276.43

Guy G. Hollister                        13,994.40                  11,475.44

Wilton W. Wyman, Jr.                    13,476.15                  11,050.47

Gordon A. Hellberg                       9,329.62                   7,650.32

Andrew Knaut                             6,738.07                   5,525.25

Thomas L. Bergy                          6,219.78                   5,100.23

Donald H. Kloosterhouse                  5,183.20                   4,250.17

Robert R. Nezbeth                        6,219.85                   5,100.23

James J. Bronsema                        4,146.55                   3,400.12

John R. Planteroth                       1,036.68                     850.02

William C. Pipp                            518.35                     425.01
                                       ----------                 ----------

TOTAL                                  750,000.00                 615,000.00

                                   SCHEDULE B

                         Sellers' Social Security Number

         Seller                                       Social Security Number
         ------                                       ----------------------

         Steven Shulman

         Leon C. Kirschner

         Thomas C. Hubbell

         Lee F. Schomberg

         Guy G. Hollister

         Wilton W. Wyman, Jr.

         Gordon A. Hellberg

         Andrew Knaut

         Thomas L. Bergy

         Donald H. Kloosterhouse

         Robert R. Nezbeth

         James J. Bronsema

         John R. Planteroth

         William C. Pipp